Exhibit 99.2

News Release

Investor Contacts:

Scott Morris

+1 859.519.3622

smorris@rhinolp.com

Rhino Resource Partners LP Announces Execution of

Securities Purchase Agreement with

Royal Energy Resources, Inc.

LEXINGTON, KY (March 21, 2016) — Rhino Resource Partners LP (OTCQB: RHNO) (“Rhino” or the “Partnership”) announced today that Rhino and Royal Energy Resources, Inc. (OTCQB: ROYE) (“Royal”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Partnership issued 60,000,000 common units in the Partnership to Royal in a private placement in exchange for which Royal paid the Partnership $2.0 million in cash and delivered a promissory note payable to the Partnership in the amount of $7.0 million.  The promissory note is payable in three installments: (i) $3.0 million on July 31, 2016; (ii) $2.0 million on or before September 30, 2016 and (iii) $2.0 million on or before December 31, 2016.  In the event the disinterested members of the board of directors of Rhino GP LLC, the general partner of Rhino, determine that the Partnership does not need the capital that would be provided by either or both installments set forth in (ii) and (iii) above, in each case, the Partnership has the option to rescind Royal’s purchase of 13,333,333 common units and the applicable installment will not be payable (each, a “Rescission Right”).  If the Partnership fails to exercise a Rescission Right, in each case, the Partnership has the option to repurchase 13,333,333 common units at $0.30 per common unit from Royal (each, a “Repurchase Option”).  The Repurchase Options terminate on December 31, 2017.  Royal’s obligation to pay any installment of the promissory note is subject to certain conditions, including that the Partnership has entered into an agreement to extend its Amended and Restated Credit Agreement, as amended, to a date no sooner than December 31, 2017.

Including these newly issued common units, Royal owns 66.8 million of Rhino’s 76.9 million issued and outstanding common units.  The Securities Purchase Agreement was structured to facilitate the requirements of Rhino’s senior secured lenders in their provision of requested amendments and extensions of the Partnership’s Amended and Restated Credit Agreement.  The Securities Purchase Agreement was also structured to bring Rhino into compliance with the New York Stock Exchange

(“NYSE”) continued listing requirements ahead of Rhino’s April 20, 2016 hearing in front of the NYSE Regulatory Oversight Committee seeking NYSE relisting for Rhino’s common units, although there is no guarantee the results of the Securities Purchase Agreement will result in the NYSE Regulatory Oversight Committee approving the relisting of Rhino’s common units.

Joe Funk, President and Chief Executive Officer of Rhino’s general partner, stated, “Royal’s agreement to purchase additional Rhino equity demonstrates their commitment to the long-term stability and growth of the Partnership.  This equity transaction also displays Rhino and Royal’s commitment to regain compliance with meeting the NYSE continued listing standards so that Rhino’s units can resume trading on the NYSE.”

About Rhino Resource Partners LP

Rhino Resource Partners LP is a diversified energy limited partnership that is focused on coal and energy related assets and activities, including energy infrastructure investments.  Rhino produces metallurgical and steam coal in a variety of basins throughout the United States and it leases coal through its Elk Horn subsidiary. Additional information regarding Rhino is available on its web site — RhinoLP.com.

Forward Looking Statements

Except for historical information, statements made in this press release are “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Rhino expects, believes or anticipates will or may occur in the future are forward-looking statements.  These forward-looking statements are based on Rhino’s current expectations and beliefs concerning future developments and their potential effect on Rhino’s business, operating results, financial condition and similar matters.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting Rhino will turn out as Rhino anticipates.  Whether actual results and developments in the future will conform to expectations is subject to significant risks, uncertainties and assumptions, many of which are beyond Rhino’s control or ability to predict. Therefore, actual results and developments could materially differ from Rhino’s historical experience, present expectations and what is expressed, implied or forecast in these forward-looking statements.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: Rhino’s inability to obtain additional financing necessary to fund its capital expenditures, meet working capital needs and maintain and grow its operations or its inability to obtain alternative financing upon the expiration of its credit facility; Rhino’s future levels of indebtedness, liquidity and compliance with debt covenants; our ability to successfully appeal the suspension and delisting of our common units from the NYSE and, if successful, the ability to maintain compliance with the NYSE continued listing requirements; sustained depressed levels of or decline in coal prices, which depend upon several factors such as the supply of domestic and foreign coal, the demand for domestic and foreign coal, governmental regulations, price and availability of alternative fuels for electricity generation and prevailing economic conditions; declines in demand for electricity and coal; current and future environmental laws and regulations, which could materially increase operating costs or limit Rhino’s ability to produce and sell coal; extensive government regulation of mine operations, especially with respect to mine safety and health, which imposes significant actual and potential costs; difficulties in obtaining and/or renewing permits necessary for operations; the availability and prices of competing electricity generation fuels; a variety of operating risks, such as unfavorable geologic conditions, adverse weather conditions and natural disasters, mining and processing equipment unavailability, failures and unexpected maintenance problems and accidents, including fire and explosions from methane; poor mining conditions resulting from the effects of prior mining; the availability and costs of key supplies and commodities such as steel, diesel fuel and explosives; fluctuations in transportation costs or disruptions in transportation services, which could increase competition or impair Rhino’s ability to supply coal; a shortage of skilled labor, increased labor costs or work stoppages; Rhino’s ability to secure or acquire new or replacement high-quality coal reserves that are economically recoverable; material inaccuracies in Rhino’s estimates of coal reserves and non-reserve coal deposits; existing and future laws and regulations regulating the emission of sulfur dioxide and other compounds, which could affect coal consumers and reduce demand for coal; federal and state laws restricting the emissions of greenhouse gases; Rhino’s ability to acquire or failure to maintain, obtain or renew surety bonds used to secure obligations to reclaim mined property; Rhino’s dependence on a few customers and its ability to find and retain customers under favorable supply contracts; changes in consumption patterns by utilities away from the use of coal, such as changes resulting from low natural gas prices; changes in governmental regulation of the electric utility industry; Rhino’s ability to successfully diversify its operations into other non-coal natural resources; disruption in supplies of coal produced by contractors operating Rhino’s mines; defects in title in properties that Rhino owns or losses of any of its leasehold interests; Rhino’s ability to retain and attract senior management and other key personnel; material inaccuracy of assumptions underlying reclamation and mine closure obligations; and weakness in global economic conditions.

Other factors that could cause Rhino’s actual results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  Rhino undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, unless required by law.

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